AMENDMENT NO. 10

TO THE

REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

DATED AS OF OCTOBER 21, 2025

AMENDMENT NO. 10

TO

REVOLVING CREDIT AGREEMENT

This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of October 21, 2025, by and between MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), executing this Amendment on behalf of itself and, if applicable, those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).

WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower; and

WHEREAS, the Borrower and Bank have previously entered into a Revolving Credit Agreement dated as of June 18, 2018, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, on behalf of the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and

WHEREAS, the Borrower wishes to increase the amount available to each Fund under the credit facility.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:

Section 1    Amendments

(a)   Effective as of the date of this Amendment, the definition of “Annual Fee” in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

“Commitment Fee” has the meaning set forth on Exhibit 1.3.

(b)   Effective as of the date of this Amendment, references to “Annual Fee” in Sections 2.5 and 5.6 of the Agreement are deleted in their entirely and placed with the term “Commitment Fee”.

(c))    Effective as of the date of this Amendment, the following Exhibits, Schedules, and Annexes relating to the Agreement, each of which is attached hereto, are made part of the Agreement, and replace those currently in effect:

Exhibit 1.1 - Participating Funds

Exhibit 1.3 - Specific Terms

Exhibit 2.2 - Promissory Note

Exhibit 3.1 - Certificate of Borrower

Section 2     Miscellaneous.

(a)   This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)   Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract, or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.

(c)   All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

(d)   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(e)   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

MIDAS SERIES TRUST on behalf of those Funds listed on Exhibit 1.1 of the Agreement

By: /s/ Russell Kamerman Name: Russell Kamerman Title: General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Michael Felix Name: Michael Felix Title: Senior Vice President

EXHIBIT 1.1

TO REVOLVING CREDIT AGREEMENT BETWEEN

MIDAS SERIES TRUST AND

THE HUNTINGTON NATIONAL BANK

Date: June 18, 2018, as amended October 21, 2025

PARTICIPATING FUNDS

Fund	Date Added
Midas Discovery	June 18, 2018
Midas Special Opportunities	June 18, 2018

EXHIBIT 1.3

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

Fund: Midas Discovery

 Midas Special Opportunities

Date: June 18, 2018, as amended October 21, 2025

SPECIFIC TERMS

Capitalized terms not otherwise defined in this Exhibit have the meanings specified in the Agreement. In the event of any inconsistency between this Exhibit and the Agreement, this Exhibit will control.

Section 1 Definitions

Commitment Fee means an aggregate per annum fee, assessed each Fund on whose behalf a Loan is made on a pro rata basis, equal to 1⁄8 of one percent (1.00%) of (a) $9,000,000, or such pro-rated fee with respect to Midas Discovery (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $3,750 or (ii) due to an amendment to this Agreement to increase the Loan Amount, and (b) $6,000,000, or such pro-rated fee with respect to Midas Special Opportunities (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $1,875 or (ii) due to an amendment to this Agreement to increase the Loan Amount.

Floor means a rate of interest equal to 0.250%.

Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the Term Secured Overnight Financing Rate (Term SOFR) plus one hundred and twenty-eight (128) basis points (one hundred (100) and twenty-eight (28) basis points being equal to 1.28% per annum).

Investment Adviser means Midas Management Corporation.

Loan Amount means $15,000,000

Maturity Date means June 10, 2026.

Maximum Amount means, for (a) Midas Discovery, the lesser of: (i) $9,000,000 or (ii) 30% of Midas Discovery’s daily market value, which market value may be decreased by the exclusion of certain Fund assets or asset classes, as the Bank may decide from time to time in its sole discretion (“Exclusions”); and (b) Midas Special Opportunities, the lesser of: (i) $6,000,000 or

(ii) 30% of Midas Special Opportunities’ daily market value, which market value may be decreased by Exclusions.

Section 2.4 Payment of Interest

First Payment Date means the thirtieth (30) day of the first month immediately following the date of the execution of a Note.

Section 2.6 Unused Fee

Unused Fee. From the date of this Agreement to the payment in full in cash of all indebtedness under this Agreement, Borrower shall pay to Bank an Unused Fee quarterly commencing on June 30, 2025, and on the last day of each quarter thereafter. The Unused Fee payable to Bank shall be mean a fee equal to 1/8% of one percent (12.5 basis points) of the daily excess of the Loan. The Unused Fee shall be computed in the same manner as in Section 2.4 (Payment of Interest). Whenever any payment of the Unused Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. It is expressly understood that the Unused Fee herein described shall not be refundable under any circumstances.

EXHIBIT 2.2

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

PROMISSORY NOTE

MIDAS SERIES TRUST, on behalf of its Participating Funds

$9,000,000 for Midas Discovery	Indianapolis, IN
$6,000,000 for Midas Special Opportunities	October 21, 2025

MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), on behalf of those investment series set forth on Exhibit 1.1, for value received, hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Bank”) at its offices, 45 North Pennsylvania Street, INHP22, Indianapolis, Indiana 46204, in lawful money of the United States of America and in immediately available funds, the principal sum of NINE MILLION AND NO/100 DOLLARS ($9,000,000) with respect to Midas Discovery and SIX MILLION AND NO/100 DOLLARS ($6,000,000) with respect to Midas Special Opportunities, or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, whichever is less, pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between the Borrower and the Bank (as the same may be amended, restated or otherwise modified from time to time the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

The Borrower covenants that the funds borrowed by it from the Bank as evidenced by this Note shall be used solely on behalf of the Borrower.

The principal balance hereof outstanding from time to time shall bear interest at the Interest Rate in effect from time to time. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days the principal balance is outstanding. All outstanding principal and interest shall be payable in accordance with the terms of the Agreement. Upon and during the continuance of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to three percent (3%) above the Interest Rate, until paid, and whether before or after the entry of judgment hereon.

The principal amount of each Loan made by the Bank and the amount of each payment or prepayment made by the Borrower shall be recorded by the Bank on the schedules attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all Loans set forth in such schedules or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by the Bank to make any such entry shall not limit or otherwise affect the Borrower’s obligations under this Note or the Agreement.

This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. This Note and the obligations evidenced hereby are secured by the Collateral described in the Pledge Agreement and are entitled to the benefits of the Pledge Agreement. The principal of this Note is payable and/or prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of the Borrower, and shall automatically be applied to reduce the amounts due to the Bank from the Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, the Bank shall refund to the Borrower such excess.

The Borrower and all endorsers, sureties, guarantors and other Persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, shall be construed and enforced in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. The Borrower agrees that the State and federal courts in Franklin County, Ohio or any other court in which the Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of the Agreement.

BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER ARISING OUT OF THIS NOTE.

Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The Borrower waives any conflict of interest that an attorney hired by the Bank may have in acting on the Borrower’s behalf in confessing judgment against the Borrower while such attorney is retained by the Bank. The Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by the Bank or deducted from the proceeds of collection of this Note or Collateral security therefor.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MIDAS SERIES TRUST, on behalf of those Funds listed on Exhibit 1.1

By: /s/ Russell Kamerman Name: Russell Kamerman Title: General Counsel

SCHEDULE 1

TO PROMISSORY NOTE

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

PARTICIPATING FUNDS

Midas Discovery

Midas Special Opportunities

EXHIBIT 3.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

MIDAS SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

FORM OF CERTIFICATE OF BORROWER

Date: October 21, 2025

MIDAS SERIES TRUST

CERTIFICATE OF BORROWER

Re: Midas Series Trust $15,000,000 Financing, consisting of $9,000,000 for Midas Discovery and $6,000,000 for Midas Special Opportunities

From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting President of MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:

1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.

2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.

3.

The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell Kamerman	Secretary, General Counsel, and Chief Compliance Officer	/s/ Russell Kamerman
Heidi Keating	Vice President	/s/ Heidi Keating
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer	/s/ Donald Klimoski II, Esq.
Thomas O’Malley	Treasurer, Chief Financial Officer, and Chief Accounting Officer	/s/ Thomas O’Malley
Daniel Ross	Investment Analyst	/s/ Daniel Ross
Louis Soulios	Vice President, Finance	/s/ Louis Soulios
Mark C. Winmill	Vice President	/s/ Mark C. Winmill
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer	/s/ Thomas B. Winmill, Esq.

4.

Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

6.

The Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.

Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 21st day of October, 2025.

/s/ Thomas B. Winmill Thomas B. Winmill, President

The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is his true and customary signature.

/s/ Russell Kamerman Russell Kamerman, Secretary